Exhibit 99.1

Natus Medical Announces Fourth Quarter and Full Year 2011 Results

- Company Updates 2012 Revenue and Non-GAAP Earnings per Share Guidance

- $20 Million Goodwill Impairment Charge Recorded in Fourth Quarter

SAN CARLOS, Calif.--(BUSINESS WIRE)--February 28, 2012--Natus Medical Incorporated (Nasdaq:BABY) today announced financial results for the fourth quarter and full year ended December 31, 2011.

For the fourth quarter ended December 31, 2011, Natus reported revenue of $64.1 million, compared to $63.2 million reported in the comparable quarter of the previous year. The Company reported a loss of $17.3 million, or $0.60 per share, for the fourth quarter of 2011, compared with net income of $5.2 million, or $0.18 per diluted share, for the fourth quarter of 2010.

For the year ended December 31, 2011, Natus reported revenue of $232.7 million, compared to $218.7 million reported in 2010. Net loss was $11.7 million, or $0.41 per share for the year ended December 31, 2011, compared to net income of $11.9 million, or $0.41 per diluted share in 2010.

Results for the 2011 fourth quarter and full year include a $20 million non-cash goodwill impairment charge for the Company’s European operations.

On a non-GAAP basis the Company reported net income of $4.1 million, or $0.14 per diluted share, for the fourth quarter of 2011, compared with net income of $7.0 million, or $0.24 per diluted share, for the fourth quarter of 2010, and net income of $14.0 million, or $0.47 per diluted share, for the full year 2011, compared with net income of $19.0 million, or $0.65 per diluted share, for the full year 2010.

In commenting on the fourth quarter revenue results, Jim Hawkins, Chief Executive Officer of the Company said, “During the fourth quarter we experienced a strong rebound in our business with revenue of $64.1 million compared to $51.3 million reported for the third quarter and just shy of our $65 million guidance.”

“I am pleased to report that recently acquired Embla Systems had an excellent quarter as did our newborn care group,” added Hawkins. “We continue to expect Embla to be accretive to earnings in 2012, adding approximately eight cents to non-GAAP earnings per share.”

“Our fourth quarter gross profit came in lower than expected due to a combination of product mix and more of our overall revenue coming from international markets, where we experience lower gross profit margins because we sell primarily through distribution,” said Hawkins.

As of December 31, 2011, the Company had cash, cash equivalents, and short-term investments of $32.9 million, stockholders' equity of approximately $258 million, and working capital of approximately $90 million.

Financial Guidance

In commenting on the Company’s financial guidance for 2012, Hawkins said, “During 2011 and continuing into the current year we have been confronted with a new dynamic in our worldwide markets that makes it more difficult for us to accurately predict the timing of orders from our customers. For several quarters our revenue has been lower than anticipated, not because of business lost to others, but because customers have chosen to delay placing orders out of near-term budgetary caution. We have therefore decided to update our 2012 guidance and provide for a range of results during the year. Accordingly, our first quarter 2012 guidance is revenue of $55 million to $60 million, with a range of non-GAAP earnings per share of breakeven to $0.07. We are also widening our full year 2012 guidance to revenue of $256 million to $262 million and non-GAAP earnings per share of $0.57 to $0.62.”

“For the full year 2012, we look for solid earnings growth as we continue to execute on our strategy of organic growth and accretive acquisitions. We expect our profitability to improve throughout 2012 as we benefit from continued cost cutting measures and the integration of Embla into our operations. As a company, we are focused on driving profitability and operating margins back to historic levels. Our guidance reflects our goal of at least a 13% pretax operating margin on a non-GAAP basis in the fourth quarter,” added Hawkins.

The Company's quarterly and full year 2012 non-GAAP earnings per share guidance exclude the following charges:

- Amortization expense associated with acquisition-related intangible assets, which the Company expects to be approximately $1.3 million and $5.2 million for the first quarter and full year, respectively, and which the Company expects will reduce GAAP earnings per share by approximately $0.03 and $0.11 for the respective periods.

- The incremental accelerated depreciation of previously capitalized internally developed software costs due to the Company’s implementation of a world-wide enterprise resource planning platform in 2012, which the Company expects to be approximately $450,000 in each of the first and second quarters, and $900,000 for the full year, and which the Company expects will reduce GAAP earnings per share by approximately $0.01 in each of the quarterly periods and $0.02 for the full year. The Company had earlier expected the charge would be recorded in the second half of 2012.

In addition, the non-GAAP earnings per share guidance excludes the effects of restructuring charges that the Company expects to incur in 2012 associated with recent acquisitions, the amount and timing of which have not yet been determined, as well as the impact any future acquisitions might have on its results of operations.

The Company’s non-GAAP guidance includes the impact of expensing employee share based compensation. All earnings per share amounts are on a diluted basis.

Goodwill Impairment Charge

The Company recorded a $20 million goodwill impairment charge in the fourth quarter of 2011. The charge resulted from the Company's annual goodwill impairment testing required under generally accepted accounting principles and was related to the Company's European reporting unit. The outcome of the Company’s annual impairment test as of October 1, 2011 was impacted primarily by the significant drop in the market capitalization of the Company as of the measurement date and the continuing deterioration of economic conditions in the fourth quarter 2011 within member states of the European Union, in particular the impact that expected austerity measures may have on future healthcare spending by ministries of health within the Union. The Company does not expect the non-cash charge will have a significant impact on its ongoing business operations, nor will it affect liquidity, cash flow from operations, or financial covenant compliance of the Company's credit facility.

Use of Non-GAAP Financial Measures

The Company's non-GAAP results for the fourth quarter and full year ended December 31, 2011 exclude a goodwill impairment charge, amortization expense and an impairment charge associated with certain acquisition-related intangible assets, restructuring charges associated primarily with employee severance costs, and directs costs and inventory fair value adjustments associated with the Embla acquisition.

The Company believes that the presentation of historical results and guidance excluding these items provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods. A reconciliation of the Company's historical results of operations on a GAAP and non-GAAP basis for the periods reported is included as part of the condensed consolidated statements of operations at the end of this release.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, February 28, 2012. Individuals interested in listening to the conference call may do so by dialing 800-901-5241 for domestic callers, or 1-617-786-2963 for international callers, and entering reservation code 18213103. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 888-286-8010 for domestic callers, or 1-617-801-6888 for international callers, and entering reservation code 36378103.

The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and balance and mobility disorders. Product offerings include computerized neurodiagnostic systems for audiology, neurology, polysomnography, and neonatology, as well as newborn care products such as hearing screening systems, phototherapy devices for the treatment of newborn jaundice, head-cooling products for the treatment of brain injury in newborns, incubators to control the newborn's environment, and software systems for managing and tracking disorders and diseases for public health laboratories.

Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding revenue and non-GAAP profitability in the first quarter and full year 2012, the benefit of cost cutting measures, the contribution of Embla to earnings, and the impact the goodwill impairment charge may have on future results. These statements relate to current estimates and assumptions of our management as of the date of this press release, and future events or Natus' future financial performance or results, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2010, and its quarterly reports on Form 10-Q, and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December	December	December	December
	2011	2010	2011	2010

Revenue	$64,110	$63,170	$232,651	$218,655
Cost of revenue	28,610	25,998	101,775	88,698

Gross profit	35,500	37,172	130,876	129,957

Operating expenses:
Marketing and selling	18,171	14,523	62,989	54,857
Research and development	6,984	6,095	25,562	21,283
General and administrative	8,053	9,111	32,880	35,986
Goodwill impairment charge	20,000	-	20,000	-

Total operating expenses	53,208	29,729	141,431	112,126

Income (loss) from operations	(17,708)	7,443	(10,555)	17,831

Other income/(expense):
Interest income	5	6	28	36
Interest expense	(108)	(79)	(268)	(128)
Other income, net	(100)	(54)	10	(26)

Total other income/(expense)	(203)	(127)	(230)	(118)

Income (loss) before provision for income tax expense/(benefit)	(17,911)	7,316	(10,785)	17,713

Provision for income tax expense/(benefit)	(593)	2,067	914	5,794

Net income (loss)	$(17,318)	$5,249	$(11,699)	$11,919

Earnings (loss) per share:
Basic	$(0.60)	$0.19	$(0.41)	$0.42
Diluted	$(0.60)	$0.18	$(0.41)	$0.41

Weighted-average shares used to compute
Basic earnings (loss) per share	28,826	28,303	28,565	28,092
Diluted earnings (loss) per share	28,826	29,297	28,565	29,217

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December	December	December	December
	2011	2010	2011	2010

GAAP based results:

Income (loss) before provision for income tax expense	$(17,911)	$7,316	$(10,785)	$17,713

Non-GAAP adjustments:

Goodwill impairment charge	20,000	-	20,000	-	(a)

Amortization expense associated with certain acquired intangible assets reported as a component of:					(b)
Cost of revenue	571	525	2,163	2,056
Marketing and selling	420	345	1,638	1,334
Research and development	334	370	1,324	1,481

Impairment of tradenames reported as a component of marketing and selling	700	-	700	-	(c)

Restructuring charge reported as a component of G&A expense	630	842	2,786	3,949	(d)

Acquisition related
Embla direct costs (G&A)	25	118	315	297	(e)
Embla inventory FV adjustment (COGS)	77	-	77	-	(f)

Accelerate ERP system depreciation (G&A)	451	-	451	-	(g)

Costs associated with the discontinuance of the Sonamed Clarity hearing screener reported as a component of:					(h)
Cost of revenue	-	-	-	1,081
Marketing and selling	-	-	-	300

Non-GAAP income before provision for income tax	5,297	9,516	18,669	28,211

Provision for income tax expense, as adjusted	1,240	2,541	4,690	9,214

Non-GAAP net income	$4,057	$6,975	$13,979	$18,997

Non-GAAP earnings per share:
Basic	$0.14	$0.25	$0.49	$0.68
Diluted	$0.14	$0.24	$0.47	$0.65

Weighted-average shares used to compute
Basic non-GAAP earnings per share	28,826	28,303	28,565	28,092
Diluted non-GAAP earnings per share	29,265	29,297	29,524	29,217

Memo, Gross profit percentage:
GAAP basis	55.4%	58.8%	56.3%	59.4%
non-GAAP basis	56.4%	59.7%	57.2%	60.9%

Note:

The Company has elected to provide non-GAAP financial results that exclude the items below as this presentation is common among companies that are active acquirors and whose results are, accordingly, affected by such charges, because this information is used by management to evaluate operating results and because it believes this information will assist investors in making period to period comparisons of the Company's operating results.

(a) Goodwill impairment charge relating to European reporting unit associated with annual goodwill impairment testing in accordance with ASC 350.

(b) Amortization expense associated with acquired intangible assets with definite lives.

(c) Impairment charge associated with intangible assets with indefinite lives, principally tradenames, in accordance with ASC 350.

(d) Restructuring charge including accruals for severance benefits and exit and disposal costs.

(e) Direct costs of acquisitions that are expensed pursuant to the requirement of ASC 805.

(f) Embla inventory fair value adjustment included as a component of cost of sales in accordance with ASC 805.

(g) Acceleration of depreciation of current ERP system associated with the implementation of a world-wide enterprise resource planning platform in 2012.

(h) Charge associated with discontinuance of the Sonamed Clarity newborn hearing screener. Costs include concessions given to customers purchasing a replacement hearing screener, write-down of inventory, and write-off of tradenames.

CONTACT:
Natus Medical Incorporated
Steven J. Murphy, 650-802-0400
Chief Financial Officer
InvestorRelations@Natus.com